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                                                                   Exhibit 10.15


                          SUPPLEMENTAL PENSION PLAN A
                          ---------------------------
                                 APPLICABLE TO
                                 KEY EXECUTIVES
                                       OF
         WERNER HOLDING CO. (DE), INC., ITS PARENT AND ITS SUBSIDIARIES
                             AMENDED JULY 24, 1992
                             ---------------------

1)       PURPOSE:

         a) To recognize unusual dedication, significant additional longevity, superb effort, and outstanding personal contributions of key executives.

         b) To reward deserving elected key executives for outstanding contributions to the Company's growth, success and profits.

         c) To provide a method to compensate for unusual situations which may develop under the qualified Retirement Plan for Salaried Employees of the Company due to changes made from time to time in the plan, limitations imposed on the administration of the plan by ERISA, employment past age 65, significant longevity, inflation and other factors.

         d) To supplement the Company's qualified Retirement Plan for Salaried Employees with a Supplemental Pension Plan, as hereinafter set forth.

2)       ELIGIBILITY:

For the purpose of this Supplemental Pension Plan, effective retroactively to March 21, 1980, key executives shall be defined as members of the Company's Management Committee, or its predecessor Executive Committee, not covered under another Supplemental Pension Plan, whose years of service (N3) on the Management Committee, or its predecessor Executive Committee, were at least 10 years. Effective January 1, 1989, eligibility shall be further subject to periodic specific designation by the Board of Directors of the Company of the individual employee involved.

Service with Werner Holding Co. (DE), Inc., its parent Werner Holding Co. (PA), Inc., or any of its subsidiaries shall satisfy the appropriate service requirement provided, however, that each participating subsidiary must adopt this Plan first. Service credit earned with different participating companies shall be aggregated together to satisfy the necessary service requirements of the Plan.

3)       GENERAL:

         a) The gross pension paid to any key executive shall consist of any Retirement Benefit earned by the key executive under the Retirement Plan for Salaried Employees of the Company and the supplemental pension granted that individual hereunder.

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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                   (Continued)


         b) The Retirement Benefit shall be paid to the key executive by the Affiliated National Bank-Boulder, Boulder, Colorado, or any successor trustee, in accordance with the Retirement Plan for Salaried Employees of the Company.

         c) The supplemental pension shall be paid directly to the key executive by the Company. This Supplemental Pension Plan is an unfunded plan of deferred compensation, and the benefits hereunder shall be paid from the general assets of the Company.

         d) Except as hereafter provided otherwise, the supplemental pension shall be paid during the remaining lifetime of the key executive upon retirement, commencing simultaneously with the later of (1) payment of his Retirement Benefit under the Retirement Plan for Salaried Employees of the Company or (2) the first of the month next following the Effective Date.

         e) In the event that a key executive dies while in the employ of the Company and prior to his retirement, that portion of the supplemental pension related to the full benefit supplement
                  (P2) shall be paid to his spouse or appropriate beneficiaries.

         f) For each month that the individual remains eligible hereunder, one-twelfth (1/12) of the yearly amount of the supplemental pension shall be paid on the first business day of that month, during the lifetime of the pensioner.

         g) The supplemental pension shall terminate with the payment for the month in which the death of the pensioner occurs except in the event Sections 3(e), 3(n) and 4 (d) apply.

         h) In the case of a supplemental pension payable because of the key executive's early retirement, the supplemental pension hereunder shall be actuarially reduced to reflect commencement prior to normal retirement under the Retirement Plan for Salaried Employees. Such actuarial reduction shall be at a rate which is one-half (1/2) of the rate of actuarial reduction applicable under the Retirement Plan for Salaried Employees in the case of such early retirement.

         i) In the case of a supplemental pension payable because of the key executive's disability retirement, there shall be no actuarial reduction of the supplemental pension hereunder to reflect commencement prior to normal retirement under the Retirement Plan for Salaried Employees. The payment of supplemental pension benefits in the case of a disability retirement shall continue only so long as the otherwise eligible individual continues to be disabled, as determined under the Retirement Plan for Salaried Employees.


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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                   (Continued)

         j) Supplemental pension benefits shall not be contingent upon any pensioner performing any consulting services for the Company after retirement, nor shall any pensioner be required to do so.

         k) To be eligible for a supplemental pension, and to maintain continued eligibility, under this Supplemental Pension Plan, each key executive shall execute and comply with the terms of a Non-Compete Agreement in the form attached hereto as Exhibit
                  A. Non-compliance with the terms of the Non-Compete Agreement, as determined by the Board of Directors, shall result in the loss of all benefits hereunder.

         1) In the event a retired key executive again becomes an employee of the Company, such person's benefit payments hereunder shall be suspended for the duration of such re-employment. Upon subsequent retirement, the benefit payments hereunder shall be recomputed to give credit for such period of re-employment and the compensation earned during such re-employment. Provided, however, that, (except in the case of an individual returning from disability retirement, unless such subsequent retirement is again because of disability) if such recomputation would result in the payment of a lesser benefit than the benefit which was suspended, the benefit which was suspended will again be payable upon subsequent retirement.

         m) Notwithstanding any other clause herein contained, benefits payable under this Plan shall not be duplicated in any way either with respect to this Plan or any other Plan funded by the Company, its parent, Werner Holding Co. (PA), Inc. or any of its subsidiaries.

         n) Notwithstanding any other clause herein contained, that part of the supplemental pension which represents the full benefit supplement (P2), see Section 4(d)) shall be paid to the designated beneficiary under the Qualified Pension Plan, if the key executive is otherwise eligible but dies while in the Company's employ rather than after retirement.

         o) It is intended that the Supplemental Pension Plan be appropriately coordinated with the latest version of the Qualified Pension Plan. Therefore, in interpreting the Supplemental Plan any necessary adjustments to reflect references to the latest version of the Qualified Pension Plan shall be made. However, the intentions of the Supplemental Plan shall be maintained with any questions to be resolved in accordance with Section 12.



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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                  (Continued)

4)      SUPPLEMENTAL PENSION:

         a) A special pension calculation shall be prepared appropriately timed to the retirement date of a key executive using the adjustment factors hereinafter outlined. This calculated special pension shall become that individual's supplemental pension hereunder.

         b)       The supplemental pension for key executives shall include:

                  (1) Full service credit at 1.5% for service beyond both 30 and 35 years (P1) See 4(c).

                  (2) A full benefit supplement where benefits under the Retirement Plan for Salaried Employees are statutorily limited (P2) - See 4(d).

                  (3) A special service adjustment in the case of disability and early retirements (P3) - See 4(e).

         c) The Supplemental Pension Plan shall include credit at the rate of 1.5% of average earnings (5) for all years of credited service beyond 30 years, with no limit to the maximum years of service. In contract, the Retirement Plan for Salaried Employees provides for credit at the rate of 1% of Covered Compensation (C.C.) and 1.5% of average earnings (S) in excess of covered compensation (C.C.) for a maximum of 35 years of service plus credit for post 35 years service at 1% of average earnings (S). "Average Earnings", "Covered Compensation" and "Credited Service" shall be as defined in the Retirement Plan for Salaried Employees.

                  Therefore:

                  P1 = [0.5% x (C.C.)] x N1B + [0.5% x (S)] x N greater than 35
                       = $/Yr.

                  NIB = N1 - 30                Where 30 less than or equal to
                                               N1 but for these purposes N1 is
                                               limited to a maximum of 35.

                  N greater than 35 = N1 - 35  Where N1 greater than or equal to 35 Years Service

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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                  (Continued)

         d) The supplemental pension benefit shall include a full benefit supplement when a key executive's benefit under the Retirement Plan for Salaried Employees is limited by any statutorily imposed maximum benefit limitation applying to such Plan. The full benefit supplement shall be equal to the difference between the benefit which would be paid under such Plan without application of the maximum benefit limitation and the benefit actually being paid under such Plan as a result of application of the maximum benefit limitation.

                        Therefore:      P2 = PE - P

                  The full benefit supplement (P2) shall be provided to those eligible key executives upon their retirement or to their beneficiaries in the event of their death while in the employ of the Company prior to retirement. The purpose of this benefit (P2) is to insure that such key executives receive the full amount of their qualified pension despite the limitations imposed by Federal statutes. For purposes of implementation, the beneficiaries shall be those designated by the key executive under the Retirement Plan for Salaried Employees, or in the absence of such specific designation the rules of said Plan shall apply.

         e) The supplemental pension for a key executive who takes a disability retirement or early retirement under the terms of the Retirement Plan for Salaried Employees shall include a special service adjustment to recognize the additional years of credited service (N1E) such person would have had if he would have worked until attainment of age sixty-five (65) rather than taking disability retirement or early retirement. To be eligible the minimum credited service (N1) shall be 25 years and the minimum service as a key executive (N2) shall be 10 years.

                  Therefore:  P3 = [(1% x C.C.) + 1.5% x (S - C.C.)] N1E = $/Yr.

                                      N1E = N1D - N1

         f) The total supplemental pension for key executives (PSC) shall be the sum of the aforesaid adjustments in 4(c) and, where applicable, 4(d) and 4(e), where PSC = P1 and, where applicable, + P2 + P3.

5)      FORMULAE & DEFINITIONS:

                  Company - "Company" shall mean Werner Holding Co. (DE), Inc., its parent, Werner Holding Co. (PA), Inc., and/or any participating subsidiary Company. Any subsidiary which adopts this Plan shall be deemed a participating subsidiary Company.



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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                  (Continued)

                  C.C. - Covered compensation as defined and established from time to time by the Social Security Administration.

                  N1 - Years of credited service as defined in the Retirement Plan for Salaried Employees.

                  N less than 35 - Years-of credited service limited to a
                           maximum of thirty-five (35) years.

                           N less than 35 = N1 where N1 less than or equal to 35

                  N1B - Years of credited service in excess of thirty (30) years and not more than thirty-five (35) years.

                           N1B = N1 - 30 where 30 less than or equal to N1 but for these purposes N1 is limited to 35

                           Otherwise N1B = 0

                  N greater than 35 - Years of credited service in excess of thirty-five (35) years.

                           N greater than 35 = N1 - 35 where 35 is less than or equal to N1

                           Otherwise N greater than 35 = 0

                  N1D - Total years of credited service a key executive would have had under the Retirement Plan for Salaried Employees if he had worked until attaining age sixty-five (65) rather than taking a disability retirement or early retirement.

                  N1E - The additional years of credited service a key executive would have had under the Retirement Plan for Salaried Employees if he had worked until attaining age sixty-five (65) rather than taking a disability retirement or early retirement.

                                 N1E = N1D - N1


                  N3 - Years of service as a member of the Company's Management Committee.

                  P  -     Annual pension benefit payment under the Retirement
                           Plan for Salaried Employees pension benefit annual payment, subject to applicable statutorily imposed maximum benefit limitation.


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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                  (Continued)

                  P = (1% x C.C.) x N less than 35 + 1.5% (S - C.C.) x
                  N less than 35 + (1% x S) x N greater than 35 = $/Yr. but limited to the applicable statutorily imposed maximum benefit limitation under applicable IRS regulations.

                  P1 - Supplemental pension adjustment to reflect full
                       service maximum 1-1/2% benefit credit for post thirty
                       (30) and thirty-five (35) years service.

                              P1 = [0.5% x C.C.] x N1B + [0.5% x S] x
                              N greater than 35 = $/Yr.

                  P2 - Supplemental pension adjustment to reflect full
                       benefit supplement where benefits under the Retirement Plan for Salaried Employees are subject to a statutorily imposed maximum benefit limitation.

                              P2 = PE - P

                  P3 - Supplemental pension adjustment to reflect special
                       service adjustment for disability retirement or early retirement.

                              P3 = (1% x C.C.) x N1E + [1.5% x (S - C.C.)] x
                              N1E = $/Yr.

                  PE - Annual pension benefit payment under the Retirement
                       Plan for Salaried Employees without regard to the statutorily imposed maximum benefit limitation.

                       PE = (1% x C.C.) x N less than 35 + [1.5% x (S - C.C.)]
                       x  N less than 35 + [1% x S] x N greater than 35 = $/Yr.

                               N less than 35 = N1 where N1 less than or equal to 35 years service

                               N greater than 35 = N1 - 35 where N1 = years service

                  PSC - Total supplemental pension for key executives.

                               PSC = P1 and, where applicable + P2 and + P3


                  S - Average earnings based on the method used in the
                      Retirement Plan for Salaried Employees using the best three (3) consecutive full years out of the last ten
                      (10) years before retirement.


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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                  (Continued)

         6)       CONSULTING ASSIGNMENTS:

                  a) From time to time the Company may offer and a pensioner covered by this Supplemental Pension Plan may undertake consulting assignments.

                  b) The specific assignment, remuneration, and the compensable time involved, shall be established as the need arises.

                  c) A pensioner is under no obligation to accept such an assignment, but may elect to do so at his option. The acceptance of such an assignment shall not affect the right to continue to receive benefits hereunder and shall not affect the amount of such benefits.

         7)       NON-COMPETE AGREEMENT:

                  a) As a condition precedent to the receipt of any benefit payments hereunder, a key executive shall be required to execute and comply with a Non-Compete Agreement in the form attached hereto as Exhibit A.

                  b) If the Board of Directors determines that an individual has violated any provision of the Non-Compete Agreement, such violation will result in the immediate forfeiture of his supplemental pension benefits under this Supplemental Pension Plan.

         8)       Actions Resulting in Forfeiture of Rights and Interest
                  Hereunder

                  Notwithstanding any other provision of this Supplemental Pension Plan to the contrary, if the Board of Directors determines that any key executive or former key executive has committed any act against or infidelity with respect to the interests of the Company or has been convicted for the commission of an illegal act, all such person's rights and interests in and to any payments under this Supplemental Pension Plan shall be terminated and forfeited.

         9)       Effect of This Plan

                  a) Neither the establishment of this Supplemental Pension Plan nor the payment of any benefit hereunder shall be construed as giving any key executive or other person any legal or equitable right against the Company, any employee or owner thereof, or the Board of Directors, except as specifically provided herein.


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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                  (Continued)





                  b) Neither the establishment of this Supplemental Pension Plan nor the payment of any benefit hereunder shall be construed as a contract of continuing employment or give any key executive or other employee of the Company any right to be retained in the service of the Company. Said individuals remain subject to discharge or severance to the same extent as if this Supplemental Pension Plan were never adopted.


         10)      Amendment and Termination

                  a) This Supplemental Pension Plan may be amended from time to time and at any time, in whole or in part, by action of the Board of Directors. Except as hereinafter provided, any such amendment may be made retroactive and any amendment shall be made effective as of the date set forth in such amendment; provided, however, that, except to the extent specifically set forth in such amendment (and then only to the extent necessary to comply with any applicable law or to increase a benefit then in pay status), no such amendment shall affect any benefit in pay status at the time the amendment is adopted.

                  b) This Supplemental Pension Plan may be terminated at any time by action of the Board of Directors. No such termination shall affect any benefit in pay status at the time the Board of Directors approves such termination. However, upon termination of the Plan, the Company, at its sole option, shall have the right to make a lump sum payment to any pensioner of the actuarial value of the future. payments of the benefits then in pay status.


         11)      Spendthrift Clause:

                  None of the payments hereunder shall be subject to the claim of any creditor of any key executive, and to the fullest extent permitted by law shall be free from any attachment, garnishment or other legal or equitable process. No key executive shall have any right to alienate, anticipate, commute, pledge, encumber or assign any benefit payable hereunder, and the Company shall not be under any duty to honor any such action.

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              SUPPLEMENTAL PENSION PLAN A AS AMENDED JULY 24, 1992
              ----------------------------------------------------
                                  (Continued)



         12)      Interpretations:

                  a) When necessary the Board of Directors of the Company shall issue interpretations and rulings concerning the application and meaning of any provision of this Supplemental Pension Plan and such interpretations and rulings shall be conclusive and binding on all parties with any interest herein. To the extent the application of any law becomes relevant, this Supplemental Pension Plan shall be construed and administered according to the laws of the Commonwealth of Pennsylvania.

                  b) Whenever any words are used herein in the masculine, where applicable they shall be construed as though they were also used in the feminine or neuter, and whenever any words are used herein in the singular or plural, where applicable they shall also be construed as though they were also used in the plural or singular.




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                                                                     EXHIBIT "A"
                                                                     -----------

                             NON-COMPETE AGREEMENT

        THIS NON-COMPETE AGREEMENT is entered into as of the _____ day of , 19__ by and between _______________________ (the "Company") and _____________________
(the "Employee").

        WHEREAS the Company has adopted Supplemental Pension Plan A for Key Executives of the Company (the "Plan") and

        WHEREAS the Plan expressly provides that as a condition precedent to the receipt of any benefit payments under the Plan an eligible key executive must execute and comply with an agreement in the form hereof and

        WHEREAS the Employee is eligible for benefit payments under the Plan:

        NOW THEREFORE this Agreement witnesseth that, for good and valuable consideration receipt of which is hereby acknowledged and intending to be legally bound hereby, and as an inducement to the Company to make benefit payments under the Plan to the Employee, the Company and the Employee agree as follows:

        1. The Company shall make benefit payments under and in accordance with the provisions of the Plan to the Employee so long as the Employee complies with the provisions of this Agreement and so long as the Employee's rights and interests in and to any payments under the Plan have not been terminated or forfeited.

        2. The Employee shall not, for a period of five years after the day and year first above written, without the express prior written consent of the Company engage, directly or indirectly (as officer, director, owner, employee, agent, consultant, partner or other participant whatsoever), in any activity in competition with the Company nor shall the Employee at any time reveal to any individual person, firm, corporation, partnership, joint venture or other entity any of the Company's trade secrets, private processes, confidential records, confidential documents, customer lists or other confidential information. If the Board of Directors of the Company determines that the Employee is in violation of this Agreement the Company shall so notify the Employee. If within fourteen (14) days following such notification the Employee has not ceased and desisted the activity which the Board of Directors has determined to be in violation of this Agreement the Employee's rights and interests in and to any payments under the Plan shall be terminated and forfeited.

        3. This Agreement has been executed and delivered in the Commonwealth of Pennsylvania and for all purposes shall be construed and enforced in accordance with the laws of said Commonwealth.

        IN WITNESS WHEREOF the Company and the Employee have executed and delivered this Agreement as of the day and year first above written.


Attest:                            ___________________________________________
                                                (Company Name)

                                   By
________________________________     _________________________________________
Secretary                            Title:


(Corporate Seal)        _______________________(Seal)
                               EMPLOYEE


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